                                                                   EXHIBIT 4.1

                AMENDMENT NO. 7 TO THIRD AMENDED AND RESTATED
                      REDUCING REVOLVING LOAN AGREEMENT

     This Amendment No. 7 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of November 6, 2000 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation, Sunset Station, Inc., and Santa Fe Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Banc of America Securities, LLC has acted as the Lead Arranger and Sole Book Manager of the $100,000,000 in additional credit facilities contemplated hereby as the Bridge Term Commitment. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                 RECITALS

     A. Pursuant to the Amendment No. 5 to the Loan Agreement, Section 2.13 of the Loan Agreement was amended to permit Borrower to request the creation of a Bridge Term Commitment under the Loan Agreement in an amount of $100,000,000.

     B. Borrower has requested the creation of the Bridge Term Commitment for general corporate purposes and to fund Borrowers' consummation of the Fiesta Acquisition.

     C. Each of the Lenders have been offered the opportunity to assume a portion of the Bridge Term Commitment.

     D. Bank of America, N.A. and CIBC Inc. have agreed to collectively assume the Bridge Term Commitment.

                                AGREEMENT

     NOW, THEREFORE, Borrowers, Parent and the Administrative
Agent, acting with the consent of the Requisite Lenders pursuant to Section 14.2 of the Loan Agreement, agree as follows:

     1. SECTION 1.1 - NEW DEFINED TERMS. The following defined terms are hereby added to the Loan Agreement.

                  "BRIDGE TERM EFFECTIVE DATE" means a date mutually acceptable to Borrowers and the Administrative Agent which is prior to January 31, 2001.

                  "BRIDGE TERM MATURITY DATE" means September 30, 2001. The Bridge Term Maturity Date may not be extended without the consent of each of the Lenders having a Pro Rata Share of the Bridge Term Commitment.

                  "BRIDGE TERM NOTES" means Notes evidencing the Loans outstanding from time to time under the Bridge Term Commitment.

                  "BRIDGE TERM PREPAYMENT EVENT" means, (a) the consummation of the Disposition of the Missouri Assets or (b) the issuance following November 1, 2000, by Borrowers or Parent of any Indebtedness OTHER THAN
         (i) Sub Debt Bridge Obligations, or (ii) Indebtedness of the types contemplated by clauses (b), (f), (g), (h), (i), (j) or (k) of Section
         9.9 of the Loan Agreement.

                  "NET CASH PROCEEDS" means, with respect to any issuance of Indebtedness by Parent or Borrowers, the proceeds thereof in Cash and Cash Equivalents NET OF brokerage commissions, legal expenses and other transactional costs payable with respect thereto.

                  "SANTA FE EXPANSION PROJECT" means the expansion of hotel/casino/amenities at the Santa Fe Hotel & Casino that will provide customer products consistent with existing customer products at that location in accordance with Parent's existing master plan for that location.

                  "SUB DEBT BRIDGE OBLIGATIONS" means Permitted Subordinated Obligations in an aggregate principal amount not to exceed $150,000,000 having a maturity of one year and incurred during the period between November 1, 2000 and April 30, 2001.

     2. SECTION 1.1 - AMENDED DEFINED TERMS. The following defined terms are amended in full to read as follows:

                  "BRIDGE TERM COMMITMENT" means an $100,000,000 term facility commitment established by Section 2.14, as reduced from time to time in accordance with Sections 2.5, 2.6 or 2.7. The Bridge Term Commitment shall be deemed to utilize a portion of the $200,000,000 in potential increases to the Commitments permitted by Section 2.13 equal to the aggregate principal amount of the Bridge Term Notes.

                  "COMMITMENTS" means the Line A Commitment, the Line B Commitment and the Bridge Term Commitment.

                  "EURODOLLAR PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrowers pursuant to
         Section 2.1(c) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrowers in the applicable Request for Loan; PROVIDED that:

                  (a.) The first day of any Eurodollar Period shall be a
                       Eurodollar Banking Day;

                  (b.) Any Eurodollar Period that would otherwise end on a
                       day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

                  (c.) Borrowers may not specify a Eurodollar Period that
                       (i) in the case of Loans under the Line A Commitment or Line B Commitment, extends beyond the next Reduction Date unless the aggregate principal amount of such Loans having a Eurodollar Period ending after such Reduction Date is less than the Commitments (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.6), or (ii) in the case of Loans under the Bridge Term Commitment, extends beyond the Bridge Term Maturity Date; and

                  (d.) No Eurodollar Period shall extend beyond the Maturity
                       Date (or, in the case of the Eurodollar Period for any Loan under the Bridge Term Commitment, beyond the Bridge Term Maturity Date).

                  "NOTES" means the Line A Notes, the Line B Notes and the Bridge Term Notes.

                  "PERMITTED SUBORDINATED DEBT" means Indebtedness of Parent that (a) does not have any principal or sinking fund payment due prior to December 31, 2006 (EXCEPT THAT SUB DEBT BRIDGE OBLIGATIONS MAY HAVE A MATURITY OF ONE YEAR FROM THEIR ISSUANCE), (b) is subordinated (INCLUDING interest blockage and delayed acceleration provisions) to the Obligations to at least the same degree as is set forth in the Model Indenture and (c) is issued pursuant to a governing agreement that contains representations, warranties, covenants, change of control provisions, events of default and other provisions substantially identical to those in the Model Indenture or determined by the Requisite Lenders (in the exercise of their reasonable judgment from the perspective of a senior lender) to be not more favorable to the holders of such Indebtedness than those contained in the Model Indenture.

     3. SECTION 2.1 - LOANS GENERAL. Section 2.1(a) and Section 2.1(a) of the Loan Agreement are hereby amended to read in full as follows (with the added text underscored and in bold for the convenience of the reader):

                  "(a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Amendment Effective Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line A Commitment, make Advances to Borrowers under the Line A Commitment in such amounts as Borrowers may request that do not result in (a) the aggregate principal amount outstanding under the Line A Notes to exceed the Line A Commitment or (b) the SUM OF (i) the aggregate principal amount outstanding under the Line A Notes and Line B Notes PLUS (ii) the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) PLUS (iii) the Aggregate Effective Amount under all outstanding Letters of Credit to exceed the SUM OF THE LINE A COMMITMENT AND THE LINE B Commitment. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Line A Commitment without premium or penalty.

                  (b) Subject to the terms and conditions set forth in this Agreement (INCLUDING those set forth in Section 11.2), at any time and from time to time from the Amendment Effective Date through the Maturity Date, each Lender shall, pro rata according to that Lender's Pro Rata Share of the then applicable Line B Commitment, make Advances to Borrowers under the Line B Commitment in such amounts as Borrowers may request that do not result in (a) the aggregate principal amount outstanding under the Line B Notes to exceed the Line B Commitment or
         (b) the SUM OF (i) the aggregate principal amount outstanding under the Line A Notes and Line B Notes PLUS (ii) the Swing Line Outstandings (after giving effect to any concurrent payment thereof with the proceeds of such Advances) PLUS (iii) the Aggregate Effective Amount under all outstanding Letters of Credit to exceed the SUM OF THE LINE A COMMITMENT AND THE LINE B Commitment. Subject to the limitations set forth herein, Borrowers may borrow, repay and reborrow under the Line B Commitment without premium or penalty."

     4. SECTION 2.3(c) - MAXIMUM NUMBER OF EURODOLLAR RATE LOANS. Section 2.3(c) of the Loan Agreement is hereby amended to read in full as follows:

                  "(c) Unless the Administrative Agent and the Requisite Lenders otherwise consent, no more than sixteen (16) Eurodollar Rate Loans (whether under the Line A Commitment or Line B Commitment or the Bridge Term Commitment) shall be outstanding at any one time."

     5. SECTION 2.5 - VOLUNTARY REDUCTION OF COMMITMENTS. Section 2.5 of the Loan Agreement is hereby amended to read in full as follows:

                  "2.5 VOLUNTARY REDUCTION OF COMMITMENTS. Borrowers shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrowers to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitments, PROVIDED that (y) the Line A Commitment may not be reduced or terminated so long as any portion of the Line B Commitment or the Bridge Term Commitment remains in effect, and (z) the Line B Commitment may not be reduced or terminated so long as any portion of the Bridge Term Commitment remains in effect. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of the Commitments under this Section. Any voluntary reduction of the Commitments under this Section shall be applied first to the reduction of the Bridge Term Commitment and then to reduce the Reduction Amount for the next following Reduction Date (to the extent of such reduction) and thereafter to subsequent Reduction Dates (to the extent not previously applied) in the order of their occurrence."

     6. SECTION 2.6 - AUTOMATIC REDUCTION OF COMMITMENTS. Section 2.6 of the Loan Agreement is hereby amended to read in full as follows:

                  "2.6 AUTOMATIC REDUCTION OF THE COMMITMENTS. Subject to the last sentence of Section 2.5, on each Reduction Date, (a) the Line B Commitment shall automatically be reduced by the applicable Reduction Amount until the Line B Commitment is reduced to zero and (b) after the Line B Commitment is reduced to zero, the Line A Commitment shall automatically be reduced by the applicable Reduction Amount. The Bridge Term Commitment shall reduce on the date of any repayment of the Loans thereunder (except to the extent that the same are concurrently refinanced by the making of new Loans under the Bridge Term Commitment) in the amount of such repayment (including any payment required on any Bridge Term Prepayment Date), and shall reduce to zero on the Bridge Term Maturity Date. The Bridge Term Commitment shall also automatically and permanently (i) reduce upon the date upon which any repayment of the Bridge Term Loans is required pursuant to Section 3.1(d)(iii) in the amount of such required repayment, and (ii) terminate upon the date of the consummation of the Disposition of the Missouri Assets."

     7. SECTION 2.14 - LOANS UNDER THE BRIDGE TERM COMMITMENT. The Loan Agreement is hereby amended to add thereto a new Section 2.14, to read in full as follows:

                  "2.14 BRIDGE TERM COMMITMENT AND LOANS. (a) Subject to the terms and conditions set forth in this Agreement on the Bridge Term Effective Date and from time to time thereafter through the Bridge Term Maturity Date, each Lender having a Pro Rata Share of the Bridge Term Commitment shall, pro rata according to such Pro Rata Share, make Advances to Borrowers under the Bridge Term Commitment in such amounts as Borrowers may request that do not result in the aggregate principal amount outstanding under the Bridge Term Notes being in excess of the Bridge Term Commitment, PROVIDED that no Bridge Term Loan which results in an increase in the aggregate principal amount of the outstanding Bridge Term Loans shall be made on any date when Loans are available under the Line A Commitment or Line B Commitment. Notwithstanding the foregoing sentence, not more than six Loans shall be made under the Bridge Term Commitment which result in an increase in the principal amount of the outstanding Obligations under the Bridge Term Commitment. No Loan under the Bridge Term Commitment, once repaid, may be reborrowed, except to the extent concurrently refinanced with new Loans under the Bridge Term Commitment. No Letters of Credit shall be available under the Bridge Term Commitment.

                  (b) Each Loan under the Bridge Term Commitment shall be requested pursuant to a Request for Loan complying with Section 2.1(c) and shall comply with the other applicable provisions of Section 2.1.

                  (c) Each Loan under the Bridge Term Commitment shall be evidenced by a Bridge Term Note.

                  (d) The Loans under the Bridge Term Commitment shall be secured and guaranteed on a ratable and pari passu basis by, and the Lenders holding Pro Rata Shares thereof shall be entitled to the ratable and pari passu benefit of, the Collateral Documents, the Parent Guaranty and the Sibling Guaranty."

     8. AMENDMENT TO SECTION 3.1(d) -MATURITY OF THE BRIDGE TERM LOANS.
Section 3.1(d) of the Loan Agreement is hereby amended to add a new clause
(iii) thereto, to read in full as follows:

                  "(iii) the principal Indebtedness evidenced by the Bridge Term Notes shall be payable (x) in full on the date of the consummation of the Missouri Sale, (y) on the date of any other Bridge Term Prepayment Event in the amount of the related Net Cash Proceeds thereof and (z) in any event on the Bridge Term Maturity Date.

     9. AMENDMENT TO SECTION 3.3 - COMMITMENT FEES. Section 3.3 of the Loan Agreement is hereby amended to read in full as follows:

                  "3.3 COMMITMENT FEES. (a) From the Amendment Effective Date, Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Line A Commitment and the Line B Commitment, a commitment fee equal to the daily Applicable Commitment Fee Rate per annum TIMES the average daily amount by which the Commitments exceed the SUM of (i) the aggregate daily principal Indebtedness evidenced by the Line A Notes and Line B Notes (BUT NOT the Swing Line Outstandings) PLUS (ii) the Aggregate Effective Amount of all outstanding Letters of Credit.

                  (b) From the Bridge Term Effective Date, Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Lenders pro rata according to their Pro Rata Share of the Bridge Term Commitment, a commitment fee equal to 0.625% per annum TIMES the average daily amount by which the Bridge Term Commitment exceeds the outstanding principal balance of the Loans under the Bridge Term Commitment.

                  (c) The commitment fees payable under this Section shall be payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date."

     10. SECTION 6.12(b) - SANTA FE EXPANSION CAPITAL EXPENDITURES. Section
6.12 of the Loan Agreement is hereby amended to add thereto a new Section 6.12(b)(v), to read in full as follows:

                  "(v) the Santa Fe Expansion Project, PROVIDED that the amount expended therefor does not exceed $75,000,000; and"

     11. SECTION 9.9(e) - INDEBTEDNESS AND GUARANTY OBLIGATIONS. Section 9.9(e) (as previously amended pursuant to Amendment No. 4 to the Loan Agreement) is hereby amended in full to read as follows:

                      "(e) Parent's $375,000,000 9 7/8% Senior Subordinated
             Notes due 2010, and other Permitted Subordinated Debt (including any Bridge Sub Debt Obligations) and Senior Parent Unsecured Indebtedness in an aggregate principal amount not in excess of $400,000,000; PROVIDED, however, that the aggregate principal amount of Senior Parent Unsecured Indebtedness shall not at any time exceed $200,000,000."

     12. SECTION 11.2. Section 11.2 of the Loan Agreement is hereby amended to read in full as follows:

                  "11.2 AVAILABILITY UNDER EXCESS FACILITY. The obligation of each Lender to make any Advance under the Line B Commitment and the Bridge Term Commitment is subject to the condition precedent that such Advance is permitted to be incurred under Section 4.06 of the Indentures governing the Existing Subordinated Debt."

     13. INTEREST UNDER THE BRIDGE TERM LOANS. Interest shall be payable with respect to the Bridge Term Loans in accordance with the provisions of Article 3 of the Loan Agreement, PROVIDED THAT, notwithstanding the provisions of such Article 3, as to each Bridge Term Loan, the interest rate margins described in the definitions of "APPLICABLE ALTERNATIVE BASE RATE MARGIN" and "APPLICABLE EURODOLLAR RATE MARGIN" shall each be increased, during each period described below, by the percentage per annum set forth opposite that period:

                  PERIOD                                 PERCENTAGE OF INCREASE
                  ------                                 ----------------------
                  Bridge Term Effective Date through
                  the date which is six months following
                  the Bridge Term Effective Date                  0.125%

                  Thereafter through the date which is
                  nine months following the Bridge Term
                  Effective Date                                  0.375%

                  Thereafter                                      0.625%.

     14. REVISED APPROVAL OF MISSOURI SALE. The Lenders hereby revise their prior approval of the sale of the assets of St. Charles Riverfront Station, Inc.(other than the St. Charles Real Property described on Annex I to Amendment No. 5 to the Loan Agreement) and Kansas City Station Corporation for a cash purchase price of not less than $475,000,000 (subject to certain purchase price adjustments). This revised consent shall be subject to the fulfillment of each of the following conditions precedent:

                  (a) Kansas City Station Corporation and St. Charles Riverfront Station, Inc. shall be terminated as Borrowers under the Loan Agreement pursuant to an agreement acceptable to the Administrative Agent, consented to by Parent, the other Borrowers and each guarantor of the Obligations;

                  (b) St. Charles Riverfront Station, Inc. shall execute and deliver to the Administrative Agent, in form and substance reasonably satisfactory to Administrative Agent, an Instrument of Joinder, pursuant to which St. Charles Riverfront Station, Inc. shall become a Sibling Guarantor under the Sibling Guaranty;

                  (c) The Borrowers shall cause the delivery to the Administrative Agent of endorsements to the policies of title insurance held by the Administrative Agent as are requested by the Administrative Agent; and

                  (d) The Borrower shall deliver certified copies of the relevant purchase agreements for such assets, which shall be in form and substance reasonably acceptable to the Administrative Agent.

Concurrently with the consummation of the transactions contemplated by this
Section 13, the Administrative Agent is authorized and directed by the Lenders to (i) deliver to the Parent writings confirming the termination of the status of Kansas City Station Corporation and St. Charles Riverfront Station, Inc. as Borrowers under the Loan Agreement and (ii) other than such documentation as shall be executed by St. Charles Riverfront Station, Inc. in connection with the transactions contemplated by this Amendment, releases of all mortgages, deeds of trust and other Collateral Documents to the extent that Kansas City Station Corporation and/or St. Charles Riverfront Station is a party thereto, together with all such UCC termination statements, partial reconveyance statements and other similar documents as may be required or reasonably necessary to evidence the termination of the Liens of the Administrative Agent in their respective assets (other than the St. Charles Real Property).

     15. CERTAIN PREPAYMENTS. The Lenders hereby agree that the prepayment of the Sub Debt Bridge Obligations shall not be subject to the covenant set forth in Section 9.18 of the Loan Agreement.

     16. EXHIBIT AMENDMENT. The form of Request for Loan (Exhibit L to the Loan Agreement), is hereby amended to be as set forth on Exhibit D hereto.

     17. CONDITIONS PRECEDENT TO AMENDMENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

              (a) Counterparts of this Amendment executed by all parties hereto;

              (b) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of Exhibit A to this Amendment;

              (c)  Written consent of the Lenders as required under Section
                   14.2 of the Loan Agreement in the form of Exhibit B to this Amendment;

              (d) The Borrowers shall have paid to the Administrative Agent for the ratable benefit of the Lenders having Pro Rata Shares of the Bridge Term Commitment, an upfront fee of 25 basis points times the amount of the Bridge Term Commitment; and

              (e) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

     18. CONDITIONS PRECEDENT TO BRIDGE TERM LOANS. The making of the initial Bridge Term Loan shall be conditioned upon receipt by the Administrative Agent of all of the following:

              (a) The Administrative Agent shall have received legal opinions from counsel to Parent and the Borrowers as to such matters as the Administrative Agent may request;

              (b) The Borrowers shall have executed and delivered to the Administrative Agent, for the account of each Lender having a Pro Rata Share of the

                   Bridge Term Commitment, a Bridge Term Note in the amount thereof, substantially in the form of Exhibit C hereto;

              (c) The Borrowers shall have executed and delivered amendments to each of the Deeds of Trust in form and substance acceptable to the Administrative Agent modifying the obligations secured thereby so as to include the Obligations under the Bridge Term Commitment on an equal, ratable and pari passu basis with the other Obligations;

              (d) The Title Company shall have confirmed to the Administrative Agent that it has caused the amendments to the Deeds of Trust referred to in the preceding paragraph to be recorded, and shall have committed to issue endorsements to the policies of title insurance issued to the Administrative Agent in relation thereto assuring:

                               (i) the continued priority
                         and perfection of each of the Deeds
                         of Trust as so amended, subject only
                         to such additional exceptions as may
                         be acceptable to the Administrative
                         Agent;

                              (ii) an increase to the
                         amount of such policies to
                         $480,750,000 (together with such
                         related reinsurance as the
                         Administrative Agent may request);

                             (iii) as to such other matters
                         as the Administrative Agent may specify;
                         and

              (e) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

     19. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing and that no Material Adverse Effect has occurred since December 31, 1999.

     20. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment and the agreement of Parent that the Parent Guaranty shall extend to guaranty the Bridge Term Loans.

     21. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

     IN WITNESS WHEREOF, Borrowers and the Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

                                       PALACE STATION HOTEL & CASINO, INC.
                                       BOULDER STATION, INC.
                                       TEXAS STATION, INC.
                                       ST. CHARLES RIVERFRONT STATION, INC.
                                       KANSAS CITY STATION CORPORATION
                                       SUNSET STATION, INC.
                                       SANTA FE STATION, INC.



                                       By:   /s/ GLENN C. CHRISTENSON
                                             ----------------------------
                                             Glenn C. Christenson,
                                             Senior Vice President


                                       STATION CASINOS, INC.


                                       By:   /s/ GLENN C. CHRISTENSON
                                             ----------------------------
                                             Glenn C. Christenson,
                                             Executive Vice President
                                             and Chief Financial Officer


                                       BANK OF AMERICA, N.A.,
                                       as Administrative Agent


                                       By:   /s/  JANICE HAMMOND
                                             ----------------------------
                                             Janice Hammond
                                             Vice President

                             Exhibit A to Amendment

                         CONSENT OF SIBLING GUARANTORS


     Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 7 to the Third Amended and Restated Reducing Revolving Loan Agreement, and agrees that the Sibling Guaranty shall be deemed to relate to and guaranty the Bridge Term Loans.

     Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated:   November 6, 2000


GREEN VALLEY STATION, INC.                  SOUTHWEST GAMING SERVICES, INC.
TROPICANA STATION, INC.                     SOUTHWEST SERVICES, INC.
SUNSET STATION LEASING
  COMPANY, LLC


By:  /s/  GLENN C. CHRISTENSON              By:  /s/  BLAKE L. SARTINI
     ---------------------------                 -------------------------------
     Glenn C. Christenson                        Blake L. Sartini
     Senior Vice President                       Secretary

                               Exhibit B to Amendment

                                 CONSENT OF LENDERS


     Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

     The undersigned Lender hereby consents to the execution and delivery of Amendment No. 7 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated:  November 6, 2000

                                               -----------------------------
                                                     [Name of Lender]


                                               By:
                                                   -------------------------
                                                   Name:
                                                   Title: